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                                   EXHIBIT 99

                                      PROXY

                         COMMERCE BANK/HARRISBURG, N.A.
                            Erford and Senate Avenue
                               Camp Hill, PA 17011
                            Telephone: (717) 975-5630

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF COMMERCE BANK/HARRISBURG, N.A.

The undersigned hereby appoints Alan R. Hassman and Douglas S. Gelder as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Commerce Bank/Harrisburg, N.A. held of record by the undersigned on April 30, 1999 at the Annual Meeting of Shareholders to be held on June 18, 1999.

1.    FIXING THE NUMBER OF DIRECTORS TO BE ELECTED AT 8:

                FOR_____   AGAINST_____  ABSTAIN_____

2.    ELECTION OF DIRECTORS:

           For all Nominees Listed Below ______         Withhold Authority______
           (except as indicated below)

      Gary L. Nalbandian, Vernon W. Hill, II, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, Howell C. Mette, Samir J. Srouji, M.D., James
      T. Gibson

      INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

3.    FORMATION OF A BANK HOLDING COMPANY.

                FOR_____ AGAINST______ABSTAIN______

4.    OTHER BUSINESS:

      Take action on other business which may properly come before the meeting.

                FOR_____  AGAINST_____ ABSTAIN_____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated this    day of            , 1999.              (SEAL)

                  Signature

                                                            (SEAL)
                  Signature

                  When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND MARK, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. No postage is necessary if mailed in the United States in the enclosed self-addressed envelope.